EXHIBIT 23.1

                     Consent of Michael Johnson & Co. LLC.

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EXHIBIT 23.1


                           MICHAEL JOHNSON & CO., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                             Telephone 303/796/0099
                                Fax 303/796/0137



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  XsunX, Inc.
     Commission File #000-29621


Gentlemen:

     We have read Item 4 included in the Form 8K of XsunX, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.




                                         /s/ Michael Johnson & Co., LLC
                                        -----------------------------------
                                            Michael Johnson & Co., LLC
Denver, Colorado
August 10, 2005